UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 8, 2017

(Exact name of registrant as specified in its charter)

Nevada	333-177500	45-2859440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sincerity Applied Materials Holdings Corp.

Marconistraat 16 3029 AK Rotterdam, The Netherlands	N/A
(Address of principal executive offices)	(Zip Code)

+ 31 (0) 1 089 00 400
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 8.01   Other Events

On June 8, 2017 we dissolved our direct, wholly owned subsidiary, Symbid Holding B.V. and our indirect wholly owned subsidiaries, Symbid B.V. and FAC B.V. At the time of dissolution, none of these entities had any material assets or operations and none of these entities were generating revenues. Following such dissolutions, we have no subsidiaries. We are presently a “shell company” as defined in Rule 144(i)(1) and Rule 405 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCERITY APPLIED MATERIALS HOLDINGS CORP.

Date: June 14, 2017	By:	/s/ Korstiaan Zandvliet
Name: Korstiaan Zandvliet
Title: President